EXHIBIT 4.1

                         ____________________________

                             P R O S P E C T U S
                         ____________________________

                       UNITED FINANCIAL MORTGAGE CORP.

                NON-QUALIFIED AND INCENTIVE STOCK OPTION PLAN


      This document constitutes part of a prospectus covering shares of common stock registered under the Securities Act of 1933, as amended (the "Act").

      This document (referred to herein as the Prospectus) and other documents discussed below constitute a prospectus which is part of a registration statement on Form S-8 covering 500,000 shares of common stock issuable under the Non-Qualified and Incentive Stock Option Plan ("Plan") of United Financial Mortgage Corp., an Illinois corporation ("Company").

      You, as an employee, officer or employee or non-employee director of the Company, have been awarded an option to purchase shares of the Company's common stock under the Plan as incentive compensation. The purpose of this Prospectus is to briefly describe the Plan's operation, your rights and responsibilities, and some general federal tax consequences, in relation to this award of a stock option(s). The options awarded to you under the Plan are sometimes referred to herein as the " Options".

      No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus, and if given or made, such information or representation must not be relied upon by you as having been authorized by the Company. Neither the delivery of this Prospectus nor the issuance and delivery of Shares to you shall, under any circumstances, create any implication that there has been no change in the Company's affairs since the date of this Prospectus. This Prospectus speaks only as of its date.

      NEITHER THE OPTION NOR THE SHARES THAT MAY BE ACQUIRED UPON EXERCISE OF AN OPTION(S) HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      This Prospectus does not constitute an offer to sell securities in any state or in any other jurisdiction to any person to whom it is unlawful to make such an offer in such state or other jurisdiction.

                           DESCRIPTION OF THE PLAN

      A maximum of 500,000 shares of the Company's common stock are issuable under the terms of the Plan. The Board of Directors ("Board") has adopted the Plan in order to provide a further means to support and increase the Company's ability to attract, retain and compensate persons of experience and ability and whose services are considered valuable, to encourage the sense of proprietorship in such persons, and to stimulate the active interest of such persons in the development and success of the Company. The Plan provides for grants of options to salaried officers, key employees and employee and non-employee directors. The following is a summary of the material provisions of the Plan and is qualified in its entirety by express reference to the text of the Plan, a copy of which is available upon oral or written request from the Company at United Financial Mortgage Corp., 600 Enterprise Drive, Suite 206, Oak Brook, Illinois 60523 Attn: Steve Khoshabe, Executive Vice President.


                  This Prospectus is dated November 2, 2001

 Administration

      The Plan provides for its administration by the Board or a Stock Option Committee ("Committee"). The Committee and the Board has discretionary authority (subject to certain restrictions) to determine the individuals to whom and the times at which option will be granted under the Plan and the number of shares granted. The Committee and the Board may interpret the Plan and may prescribe, amend and rescind rules and regulations relating thereto.

 Eligibility

      The options may be awarded to the following persons: (I) persons employed by the Company or an affiliated corporation in key capacities; and
 (ii) officers and any director of the Company.

 Termination and Amendment

      No options may be awarded under the Plan after December 31, 2003. The Plan may be amended consistent with applicable laws and regulations, suspended or terminated at any time by the Board, subject to shareholders approval, or by the exercise of all outstanding options. Subject to shareholder approval, the Board may increase or decrease the number of Shares subject to the Plan.

 Delivery of Stock Certificates

      As promptly as practicable after authorizing an award of an option (s), the Company will deliver to the person who is the recipient of the award, an award agreement specifying the terms of the option, including the number of shares subject to the option; and the term of the option and the purchase price of a share under the option.

 Assignability

      An option may not be assigned. The shares purchased upon exercise of an option may be assigned only after such shares have been issued and delivered, and only in accordance with law and any transfer restrictions imposed at the time of award.

 Employment not Conferred

      Nothing in the Plan or in the award of an option shall confer upon any employee the right to continue in the employ of the Company or an affiliated corporation nor shall it interfere with or restrict in any way the lawful rights of the Company or any affiliated corporation to discharge any Employee at any time for any reason whatsoever, with or without cause.

 Laws and Regulations

      The obligation of the Company to issue and deliver shares following the exercise of an option granted under the Plan shall be subject to the condition that the Company is satisfied that the sale and delivery thereof will not violate the Act or any other applicable laws, rules or regulations.

 Discretion as to Awards

      The Stock Option Committee and/or the Board has absolute discretion to determine when and to whom awards under the Plan are to be made, and the number of shares purchasable upon exercise of the option. No person shall have any tacit or other right to an award of an option unless and until an explicit award under the Plan has been made.

 Nature of the Plan

      The Plan is strictly compensatory in nature and is not in the nature of a savings, dividend reinvestment, profit-sharing or pension plan. Accordingly, the Plan has no assets or funds to be administered or invested by its administrators. Please note that you do not and will not own any interest of any kind in the Plan itself.

 Nature of the Award

      The option has been issued to you as incentive compensation for and in recognition of services.

                             CERTAIN TAX MATTERS

 ERISA Applicability

      The Plan, and the options awarded to you, are not subject to the Employee Retirement Income Security Act of 1974, as amended.

 Federal Income Tax Consequences

      The Company believes that you will not recognize ordinary income upon receipt of an option award to you.

      Upon exercise of the option your basis, for federal income tax purposes, in the shares will generally be equal to the purchase price of the shares at the time of option exercise. Upon disposition of those shares, you will realize a capital gain (or loss) equal to the difference between your tax basis and the amount realized upon disposition. Your tax basis in these shares and the amount of income you will recognize upon the sale of the shares may be based upon or affected by other factors.

      The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

      The foregoing summary of federal income tax aspects is subject to change. Moreover, federal income tax laws are quite complex, and the facts of your personal situation (or other facts in connection with the award) may create a different federal tax result for you. The Company is not in a position to advise you as to possible federal taxation issues other than income tax or as to state, county or other local city taxes. You are advised to consult your own accountant, attorney or other tax advisor. The Company and its personnel cannot advise you as to state, federal or local tax consequences beyond the general discussion above.

 Federal Income Tax Withholding

      If subject to withholding tax, the Company may require that the employee concurrently pay to the Company the entire amount or a portion of any taxes which the Company is required to withhold by reason of your exercise an option under the Plan, in such amount as the Company in its discretion may determine. If the Company becomes required to pay with-holding taxes to any federal, state or other taxing authority as a result of the granting of an award of common stock under the Plan, and the employee fails to provide the Company with the funds with which to pay that withholding tax, the Company may withhold up to 50% of each payment of salary, bonus or other compensation payable to the employee (which will be in addition to any required or permitted withholding), until the Company has been reimbursed for the entire withholding tax it was required to pay in respect of issuance of any shares awarded under the Plan.

                          DESCRIPTION OF SECURITIES

      The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, no par value per share, and 5,000,000 shares of Preferred Stock, no par value.

      Common Stock

      The holders of Common Stock are entitled to one vote per share. No cumulative voting is required or permitted. Therefore, the holders of a majority of shares voting for the election of directors can elect all directors, and the remaining holders will not be able to elect any directors.

      Holders of Common Stock are entitled to receive such dividends, if any, as the Board may from time to time declare out of funds the Company has legally available for the payment of dividends. Holders of the Common Stock are entitled to share pro rata in any dividends declared. It is not anticipated that dividends will be paid in the near future. Future dividend policy will depend upon conditions existing at that time, including the Company's earnings and financial condition.

      Upon liquidation, dissolution or winding-up of the Company, Common Stock stockholders are entitled to receive pro rata all of the assets of the Company available for distribution to stockholders. Stockholders of the Company do not have preemptive rights or other rights to subscribe for or purchase any stock, options, warrants or other securities offered by the Company.

      Preferred Stock

      The Articles of Incorporation of the Company authorizes its Board of Directors to issue up to 5,000,000 shares of Preferred Stock in one or more series and to fix the designations, preferences, powers and relative participating, optional and other rights, qualifications, limitations and restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preference, and to fix the number of shares to be included in any such series. The Preferred Stock may rank superior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding-up, or both. In addition, any such shares of Preferred Stock may have class or series voting rights.

      Series A Preferred Stock

      The Company has sixty-three (63) shares of shares of Series A Non-voting Preferred Stock ("Preferred Stock"), outstanding, all of which shares are registered in the name of the J.K. Trust which is controlled by Mr. Joseph Khoshabe, the Company's president. All such shares of Preferred Stock are registered in the name of the J. K. Trust. The Shares of Preferred Stock were purchased for a total consideration of $5,000 per share. The holders of Preferred Stock are entitled to receive variable dividends as determined by the Board of Directors from time to time; and do not have voting rights. The amount of the variable dividend is determined solely at the discretion of the Company's Board of Directors.

      The terms of the Preferred Stock additionally provide that upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntarily or involuntarily, after payment or provision for payment of debts and other liabilities of the Company, the holder(s) of shares of Preferred stock shall be entitled to receive from the Company $5,000 per share, from the remaining net assets of the Corporation before any distribution is made with respect to the Common Stock. The liquidation value for the Preferred Stock is $5,000 per share.

       The Company's bylaws provide for a board of not less than three and not more than nine directors, all of whom are elected for one-year terms at the annual meeting of shareholders. The affirmative vote of a majority of all the outstanding shares entitled to vote is necessary to remove a director. A special meeting of shareholders may be called by the President, Secretary, or a majority of the Board of Directors. Holders of Common Stock are entitled to receive, pro rata, dividends if, when and as declared by the Board of Directors out of funds legally available therefor, subject to the rights of the holders of Preferred Stock. Upon liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in the Company's assets legally available for distribution to its shareholders, subject to the rights of the holders of the Preferred Stock and any other then outstanding series of preferred stock having a liquidation preference over the Common Stock. The Award Shares will, when issued in accordance with the Plan, be fully paid and nonassessable.

 Transfer Agent

      Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive, Suite 430, Denver, Colorado 80209-4614, acts as transfer agent and registrar for the Common Stock of the Company. Its telephone number is (303) 282-4800.

                               DIVIDEND POLICY

      The declaration and payment of dividends on Common Shares is at the absolute discretion of the Company's Board of Directors and will depend, among other things, on the Company's earnings, financial condition and capital requirements. The Company has not paid any cash dividends to date, and no cash dividends will be declared or paid on the Common Shares in the foreseeable future.

                     TRANSFERABILITY OF THE AWARD SHARES

 Generally

      The shares proposed to be issued to you upon exercise of the option under the Plan are expected to be registered under the 1933 Act with the U.S. Securities and Exchange Commission ("Commission"), under cover of a registration statement on Form S-8 of the Commission. Upon completion of the registration, about which you will be notified by the Company, the shares of stock awarded to you will not be "restricted" and, generally, will be freely transferable by you (whether in an open market transaction or in a private transaction) under the Act without need of further registration or compliance with any exemption from registration under the Act. Accordingly, the certificate evidencing the shares is not expected to bear any legend restricting transfer. Special rules regarding transferability of these shares may apply to you, however, if you are an "affiliate" of the Company. See "Applicability of Rule 144" below.

 Applicability of Rule 144

      Special rules will apply to you if you are an "affiliate" of the Company, or of any parent or subsidiary of the Company, and in that event a special legend may be placed on the certificate evidencing the shares awarded to you. If you are an "affiliate," you may be required to sell the shares of stock pursuant to an effective registration statement, or in compliance with the provisions of Rule 144 of the Commission (except for the holding period requirement), including the filing of a Form 144 with the Commission prior to sale, or pursuant to another available exemption from registration. In general, Rule 144 as currently in effect would allow any affiliate (defined below) of the Company to publicly sell, within any three-month period, common shares of the Company in a number equal to the greater of (i) 1% of the total number of the Company's common shares of the same class then outstanding, or (ii) the average weekly reported volume of trading in the Company's common shares during the four calendar weeks immediately preceding the sale. Sales made in reliance upon Rule 144 also are subject to certain manner-of-sale and the availability of current public information provisions concerning the Company.

      An "affiliate" of the Company is defined as any person who controls, is controlled by, or is under common control with the Company. Persons who are directors or executive officers of the Company, or of any parent or subsidiary of the Company, and persons who beneficially own 10% or more of the outstanding common stock of the Company or of any parent or subsidiary of the Company, will be presumed to be affiliates.

      An affiliate's failure to comply with the provisions of Rule 144 is a serious violation of law. If you are an affiliate of the Company, you should consult with the Secretary of or counsel to the Company prior to making any sale of these shares. See also "Liability for Short-Swing Sales" below.

                           AVAILABILITY OF FORM S-8

      The rules and regulations of the Commission make Form S-8 available to issuers only for the issuance of securities which are compensatory in nature and which are issued pursuant to an "employee benefit plan" (defined in Rule 405 of Regulation C of the Commission to include various types of compensatory plans and written compensation agreements) to compensate persons who are employees of the Company or an affiliate of the Company. The term "employee" generally includes employees, officers, and directors of the Company or an affiliate of the Company.

      These rules and regulations prohibit the use of Form S-8 to register securities if the issuance of the securities is in connection with the offer or sale of securities in a capital-raising transaction. Accordingly, the issuance of the award shares to you would be improper if the award is intended as compensation for raising or helping to raise capital for the Company by the offer or sale of securities, even if you are a full-time employee of the Company with other, regular duties unconnected to the raising of capital. Accordingly, if you have any question concerning the nature of the services for which an option has been awarded to you, you should consult the Secretary of or counsel to the Company.

                    STOCK OWNERSHIP REPORTING REQUIREMENTS

      If you are an executive officer or director of the Company, or the beneficial owner of 10% or more of the Company's outstanding common stock (a "Section 16(a) reporting person"), you are required by Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the rules of the Commission thereunder, to file with the Commission a statement of changes of beneficial ownership of securities on Form 4 to reflect the issuance of the award shares to you. This report must be filed no later than the 10th day of the month following the month in which the award shares were granted and issued to you. Your failure to timely file this report, if required, could subject you to fines or penalties under the Exchange Act and may result in disclosure of your failure to so report in the Company's annual report on Form 10-KSB to be filed with the Commission and proxy statement. If you recently became an executive officer, director or 10% shareholder of the Company and have not yet filed an initial report of beneficial ownership of securities report on Form 3, then this filing should be promptly made (it must be filed within 10 days of the triggering event). Finally, if you are a Section 16(a) reporting person, you may be required to file, within 45 days of the Company's accounting year end, an annual statement of beneficial ownership of securities on Form 5 reflecting this award.

      You should consult with the Secretary of or counsel to the Company if you are unsure as to your reporting obligations under Section 16(a) and the rules of the Commission.

                       LIABILITY FOR SHORT-SWING SALES

      If you are a Section 16(a) reporting person, you also are subject to the "short-swing" sales provisions of Section 16(b) of the Exchange Act and rules and regulations of the Commission thereunder, and the discussion in this paragraph applies to you. The issuance of the award shares to you probably will constitute a "purchase" of those shares by you under Section 16(b), unless the award is purely a bonus (such as a Christmas bonus) and not intended as compensation for services rendered or in lieu of other earned compensation due. If you are a Section 16(a) reporting person, a report on Form 4 concerning the award may be due, even though no "purchase" has occurred for short-swing purposes.

      Section 16(b) and the Commission's rules thereunder provide that any sale of the Company's common stock by you within the 6-month period prior to or following the award of shares to you, at a price greater than the "purchase" price of the awarded shares, results in an illegal (so-called "short swing") profit to you. The "purchase price" of the award shares will for almost all purposes be the fair market value of the shares on the date of award. A short-swing profit is recoverable by the Company in a legal action within two years after the illegal profit is realized, which may be brought in federal court. The Company also would be entitled to recover its reasonable legal fees incurred in recovering the short-swing profit. Moreover, any shareholder of the Company may bring an action to recover a short-swing profit, if the Company does not, and likewise recover legal fees.

      You are urged to consult the Company Secretary or your own attorney if you are unsure whether Section 16(b) applies to you and to determine your compliance with Section 16(b), if it is applicable to you.


                        INFORMATION AND OTHER MATTERS

 Additional Information

      The Company  is  subject  to the  periodic  reporting  requirements  of
 Section 13(a) of the Exchange Act, and pursuant thereto files periodic reports and other information with the Commission as a "small business" issuer pursuant to Regulation S-B of the Commission. Reports and other information so filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Judiciary Plaza, Washington, D.C. 20549. Copies of such material may be obtained from Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. This information is in addition to information which may be requested orally or in writing from the Company at no charge to you (see below).

 Market Information

      The Common Stock of the Company is traded on the Chicago Stock Exchange under the symbol "UFM". On October 24, 2001, the closing bid and ask prices for the Common Stock were $1.63 and $2.00, respectively.

 Fees and Expenses of Registration

      All fees and expenses, including legal fees and registration fees, incurred in connection with the creation of the Plan, preparation of this document and preparation and filing of the registration statement, and issuance and delivery of the award shares, have been or will be paid by the Company.

 Updating of Prospectus

      This Prospectus will by law be deemed automatically updated by the Company's filing of Exchange Act reports (including annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K, and annual reports to shareholders) with the Commission, and all such reports will be automatically incorporated by reference in this Prospectus and the Company's registration statement on Form S-8 covering the Plan and common shares issuable thereunder.

 Incorporation by Reference

      The following documents are deemed to be incorporated by reference in this Prospectus and in the Company's registration statement on Form S-8 and are available upon oral or written request from the Secretary of the Company at the address set forth below:

      The Company's Annual Reports on Form 10-KSB.

      The Company's Quarterly Reports on Form 10-QSB.

      The Company's Current Reports on Form 8-K.

 Documents Attached to this Prospectus

      In accordance with Rule 428(b)(2) of the Commission, the following document or documents are attached to this Prospectus and are being delivered to every person receiving a copy of this Prospectus:

      The Company's Annual Report  on Form 10-KSB, for  the year ended  April
           30, 2001, filed with the Commission on July 31, 2001.

      The Company's Quarterly Report on Form 10-QSB, for the quarterly periods ended July 31, 2001 filed with the commission September 14, 2001.

      A copy of the Non-Qualified and Incentive Stock Option Plan.

 Where to Request More Information

      Additional information, including a copy of the Plan and of documents listed above which have been incorporated by reference in this Prospectus, may be requested orally or in writing from the Company by calling or writing to the Secretary of the Company at the following address: 600 Enterprise Drive, Suite 206. Oak Brook, Illinois 60523. The Company's telephone number there is (630) 571-7222, and its facsimile (fax) number is (630) 571-2623. Such information will be sent to you promptly upon request and without charge to you.


               E N D   OF   P R O S P E C T U S   T E X T




               This Prospectus speaks only as of its date.
     Any material changes to the information presented above will be contained in one or more supplements accompanying this Prospectus.

                         NON-QUALIFIED AND INCENTIVE
                              STOCK OPTION PLAN
                                      OF
                       UNITED FINANCIAL MORTGAGE CORP.


 1. Purpose of the Plan. This Non-Qualified and Incentive Stock Option Plan of United Financial Mortgage Corp., an Illinois corporation (the "Company") as adopted on this 15th day of December, and as subsequently amended, is intended to encourage officers, key employees and non-employee directors of the Company to acquire or increase their ownership of common stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company to aid in retaining individuals who put forth such efforts and to assist in attracting the best available individuals to the Company in the future.

 2.   Definitions.   When used  herein, the  following terms  shall have  the
 meaning set forth below:

 2.1 "Affiliate" means, with respect to any specified person or entity, person or entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified.

 2.2  "Award" means an Option.

 2.3 "Award Agreement" means a written agreement in such form as may be, from time to time, hereafter approved by the Committee or the Board, which shall be duly executed by the Company and the Employee and which shall set forth the terms and conditions of an Award under the Plan.

 2.4  "Board" means the Board of Directors of the Company.

 2.5 "Code" means the Internal Revenue code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

 2.6 "Committee" means the Stock Option Committee of the Board or any other committee appointed by the Board whose members meet the requirements for eligibility to serve, set forth in Section 4, which is invested by the Board with responsibility for the administration of the Plan.

 2.7   "Company" means United Financial Mortgage Corp.

 2.8 "Employees" means officers (including officers who are members of the Board), non-employee members of the Board and other key employees of the Company.

 2.9 "Fair Market Value" with respect to the Company's Shares means: (i) for options granted on or before the effective day of any Registration Statement the Company may file with the Securities and Exchange Commission an amount based on an average of fair market value as of the date of grant set forth in the opinion of such independent well-qualified experts as the Committee or the Board may from time to time select; and (ii) for options granted thereafter, the closing price of the Shares on the last business day prior to the date of grant on which transactions in Shares occurred, as reported on such source of quotation for, or reports of, trading activity in Shares as the Committee or the Board may from time to time select.

 2.10 "Incentive Stock Option" means an Option meeting the requirements and containing the limitations and restrictions set forth in Section 422A of the Code.

 2.11 "Non-Qualified Stock Option" means an Option other than an Incentive Stock Option.

 2.12 "Option" means the right to purchase, at a price and for a term fixed by the Committee or the Board in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee or the Board impose, and the number of Shares specified by the Committee or the Board.

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

 2.13 "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

 2.14  "Plan" means  the Company's Non-Qualified  and Incentive Stock  Option
 Plan.

 2.15 "Shares" means shares of the Company's no par value common stock, or if by reason of the adjustment provisions hereof any rights under an Award under the Plan pertaining to any other security, such other security.

 2.16 "Subsidiary" means any corporation other than the Company in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

 2.17 "Successor" means the legal representative of the estate of a deceased Employee or the persons who shall acquire the right to exercise an Award by bequest or inheritance or by reason of the death of the Employee.

 2.18 "Term" means the period during which a particular Award may be exercised.

 3. Stock Subject to the Plan. There will be reserved for use, upon the exercise of Awards to be granted from time to timeunder the Plan, an aggregate of 500,000 Shares, which Shares may be, in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company. Any Shares subject to issuance upon exercise of Options but which are not issued because of a surrender, lapse, expiration or termination of any such Option prior to issuance of the Shares shall once again be available for issuance in satisfaction of Awards.

 4. Administration of the Plan. The Board shall appoint the Committee, which shall consist of not less than twomembers of the Board. Except as the Board may determine with respect to non-employee members of the Board who are to become grantees of Awards, no member of the Board shall be eligible to serve or continue to serve on the Committee if, at the time, or at any time during the twelve months preceding commencement of his service, he is or was eligible to receive an Award under the Plan or any award under any other employee benefit plan of the Company entitling him to acquire stock, stock options or stock appreciation rights of the Company. Subject to the provisions of the Plan, the Committee or the Board shall have the full authority, in its discretion, to determine the Employees to whom Awards shall be granted, the number of Shares to be covered by each of the Awards, and the terms of any such Award; to amend or cancel Awards (subject to Section 18 of the Plan); to accelerate the vesting of Awards; to require the cancellation or surrender of any previously granted options under this Plan or any other plan of the Company as a condition to the granting of an Award; to interpret the Plan; and to prescribe, amend, and rescind rules and regulations relating to it, and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Awards hereunder. The Board may, from time to time, appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. Any action of the Committee may be taken by a written instrument signed by all of the members, and any action so taken shall be fully as effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. The Committee and/or the Board shall make such rules and regulations for the conduct of its business as it shall deem advisable and shall appoint a Secretary who shall keep minutes of its meeting and records of all action taken in writing without a meeting. No member of the Committee or the Board shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee.

 5. Employees to Whom Awards May Be Granted. Awards may be granted in each calendar year or portion thereof while thePlan is in effect to such of the Employees as the Committee or the Board in its discretion, shall determine.

      In determining the Employees to whom Awards shall be granted and the number of Shares to be subject to purchase under such Awards, the Committee and/or the Board shall take into account the duties of the respective Employees, their present and potential contributions to the success of the Company, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

 6.  Stock Options.

 6.1 Types of Options. Options granted under this Plan may be (i) Incentive Stock Options, (ii) Non-Qualified Stock Options, or (iii) a combination of the foregoing. The Award Agreement shall designate whether an Option is an Incentive Stock Option or a Non-Qualified Stock Option.

 6.2 Option Price. The option price per Share of any Option granted under the Plan shall not be less than the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

 6.3 Term of Options. Options granted hereunder shall be exercisable for a Term of not more than ten (10) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided. Each Award Agreement issued hereunder shall specify the Term of the Option, which Term shall be determined by the Committee in accordance with its discretionary authority hereunder.

 6.4 Limit on Fair Market Value of Incentive Stock Options. No Employee may be granted an Incentive Stock Option hereunder to the extent that the aggregate Fair Market Value (such Fair Market Value being determined as of the date of grant of the Option) of the stock with respect to which Incentive Stock Options are exercisable for the first time by such Employee during any calendar year (under all such plans of such Employee's employer corporation and itsParent and Subsidiary corporations) exceeds the sum of One Hundred Thousand Dollars ($100,000).

 7. Date of Grant. The date of grant of an Award granted hereunder shall be on the date on which the Committee and/or the Board acts in granting the Award.

 8. Exercise of Rights Under Awards. An Employee entitled to exercise an Award may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Award is being exercised and any other information the Committee may prescribe. The notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment may be made in cash or, with the Committee's or the Board's approval, in Shares valued at Fair Market Value at the time of exercise or a combination thereof. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. All notices or requests provided for herein shall be delivered to the Company's president.

 9. Award Terms and Conditions. The holder of an Award shall not have any of the rights of a stockholder with respect to the Shares subject to purchase under an Award, except upon the due exercise of the Award.

 10. Nontransferability of Awards. An Award shall not be transferable, other than by will or the laws of descent and distribution, and an Award may be exercised, during the lifetime of the holder of the Award, only by him.

 11. Adjustments Upon Changes in Capitalization. In the event of changes in all of the outstandingShares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, exchanges of Shares, separations, reorganizations or liquidations, the number and class of Shares available under the Plan in the aggregate, the number and classes of Shares subject to Awards theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee or the Board (which adjustment may, but need not, include payment in cash or in Shares in an amount equal to the difference between the price at which such Award may be exercised and the then current Fair Market Value of the Shares subject to such Award as equitably determined by the Committee or the Board).. The manner of application of the foregoing provisions shall be determined by the Committee or the Board in its sole discretion. Any such adjustment may provide for the elimination of any fractional Share which might otherwise become subject to a Award.

 12. Unusual Corporate Events. Notwithstanding anything to the contrary, in the case of an unusual corporate event such as liquidation, merger, reorganization (other than a reorganization as defined by Section 368(a)(1)(F) of the Code), or other business combination, acquisition or change in the control of the Company through a tender offer or otherwise, the Committee or the Board may, in its sole discretion, determine, on a case by case basis, that each Award granted under the Plan shall terminate ninety
 (90) days after the occurrence of such unusual corporate event. In the event the Committee or the Board elects to terminate such Award, the Committee shall immediately notify the Award holder and the Award holder shall have the right, commencing at least five (5) days prior to such unusual corporate event, to immediately exercise any Award in full, without regard to any vesting limitations, to the extent they shall not have been exercised.

 13. Form of Options. Nothing contained in the Plan nor any resolution adopted by the Board or the stockholders of the Company shall constitute the granting of any Award. An Award shall be granted hereunder only by action duly taken by the Committee or the Board in granting an Award. Whenever the Committee or the Board shall designate an Employee for the receipt of an Award, the Secretary or the President of the Company, or such other person as the Committee or the Board shall appoint, shall forthwith send notice thereof to the Employee, in such form as the Committee or the Board shall approve, stating the number of Shares subject to Award, its Term, and the other terms and conditions thereof. The notice shall be accompanied by a written Award Agreement in such form as may from time to time hereafter be approved by the Committee or the Board, which shall have been duly executed by or on behalf of the Company. If the surrender of previously issued Awards is made a condition of the grant, the notice shall set forth the pertinent details of such condition and the written Award Agreement executed by or on behalf of the Company shall be delivered to the Employee on the date such surrender is made, but it shall be dated as of the date on which the Committee designated the Employee to receive an Award hereunder. Execution by the Employee to whom such Award is granted of said Award Agreement in accordance with the provisions set forth in this Plan shall be a condition precedent to the exercise of any Award.

 14. Taxes. The Company shall have the right to require a person entitled to receive Shares pursuant to the exercise of an Award under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificate for such Shares is delivered pursuant to the Award. Furthermore, the Company may elect to deduct such taxes from any other amounts payable then or at any time thereafter, to the Employee. If the Employee disposes of Shares acquired pursuant to an Incentive Stock Option in any transaction considered to be a qualifying transaction under Section 421 and 422A of the Code, the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable to the Employee.

 15. Termination of Plan. The Plan shall terminate ten (10) years from the date hereof, and an Award shall not be granted under the Plan after that date although the terms of any Awards may be amended at any date prior to the end of its term in accordance with the Plan. Any Awards outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Award and this Plan.

 16.  Amendment of the Plan.   The Plan may be amended  at any time and  from
 time to time by the Board, but no amendment without the approval of the stockholders of the Company shall:

   (a) increase the number of shares as to which Awards may be granted under the Plan;

   (b)  expand or change the class of persons eligible to receive Awards;

   (c) permit the purchase price of Shares subject to an Option granted under the Plan to be less than the Fair Market Value of such Shares at the time the Option is granted;

   (d)  extend the term of the Plan; or

   (e)  materially increase the benefits to the Employees under the Plan.

 Notwithstanding anything to the contrary contained herein, no amendment or cancellation of the Plan or any Award granted under the Plan shall alter or impair any of the rights or obligations of any person, without his consent, under any Award theretofore granted under the Plan.

 17. Delivery of Shares on Exercise. Delivery of certificates for Shares pursuant to an Award exercise may be postponed by the Company for such period as may be required for it, with reasonable diligence, to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirements applicable to the sale, issuance, distribution or delivery of such Shares.

 18. Fees and Costs. The Company shall pay all original issue taxes on the exercise of any Award granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

 19. Effectiveness of the Plan. The Plan shall become effective when approved by the Board. The Plan shall thereafter be submitted to the Company's shareholders for approval and unless the Plan is approved by the affirmative votes of the holders of Shares having a majority of the voting power of all Shares represented at a meeting duly held in accordance with Illinois law within twelve (12) months after being approved by the Board, the Plan and all Awards made under it shall be void and of no force and effect.

 20. Other Provisions. As used in the Plan, and in Awards and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan, in the Awards and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.


                               UNITED FINANCIAL MORTGAGE CORP.




                               By:  /s/ Joseph Khoshabe
                               --------------------------
                               Joseph Khoshabe, President